Exhibit 99.1

RBC CAPITAL MARKETS ENERGY CONFERENCE June 2, 2008 Vic Svec Senior Vice President Investor Relations & Corporate Communications

Statement on Forward-Looking Information Some of the following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to come within the safe-harbor protection provided by those sections. Forward-looking company data is as of the April 22, 2008 earnings announcement. Our forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations as of April 22, 2008. These factors are difficult to accurately predict and may be beyond the control of the company. These risks include, but are not limited to: the outcome of commercial negotiations involving sales contracts or other transactions; credit and performance risk associated with customers, suppliers, trading and financial counterparties; the availability, timing of delivery and cost of key equipment and commodities; transportation availability, performance and costs including demurrage; geologic, equipment and operational risks associated with mining; our ability to replace coal reserves; labor availability and relations; the effects of mergers, acquisitions and divestitures; legislative and regulatory developments, including mercury and carbon dioxide-related limitations; the outcome of pending or future litigation; coal and power market conditions; impact of weather on demand, production and transportation; availability and costs of competing energy resources; risks associated with our Btu Conversion initiatives; worldwide economic and political conditions; global currency exchange and interest rate fluctuation; wars and acts of terrorism or sabotage; political risks, including expropriation; and other risks detailed in the company's reports filed with the Securities and Exchange Commission. The use of "Peabody," "the company," and "our" relate to Peabody, its subsidiaries and majority-owned affiliates. EBITDA or Adjusted EBITDA is defined as income from continuing operations before deducting net interest expense, early debt extinguishment costs, income taxes, minority interests, asset retirement obligation expense & depletion, depreciation & amortization. For a reconciliation of EBITDA (or Adjusted EBITDA), a non-GAAP measure, to income from continuing operations before income taxes and minority interests, the most comparable GAAP measure, please see PeabodyEnergy.com and the company's documents filed with the SEC. 4/22/08

The New BTU: The Only Global Pure-Play Coal Investment Excellent leverage to rising prices Global expansion into high-growth, high-margin markets Levered to ongoing China and India expansion Long-term demand from new generation and Btu Conversion Optimizing portfolio of safe, low-cost operations Industry-best 9.3 billion ton reserve base BTU Positioned For Sustained Long-Term Growth

EBITDA (in Millions) Growing Global Platform = Enormous Financial Strength Reflects results from continuing operations (Unaudited). 2008 Targets per April 22, 2008 earnings release. The New BTU: Accelerating to New Heights $422 2008 Target $1,500- $1,800 $273 $300- $400 2Q08 1Q08

Australia Platform Dramatically Raises Earnings from International Activities 2003 2003, 2007actual and 2008 targets reflect continuing operations. International EBITDA Share Grows to 50% in 2008 2008 United States International 2007 $422 Million $956 Million $1,500 - $1,800 Million

ROBUST MARKETS AND PEABODY'S POSITION

Coal Continues to Be Fastest Growing Fuel, Straining Supplies & Raising Pricing Five-Year Change in Global Energy Consumption Source: BP Statistical Review of World Energy, June 2007. 30% 2001 - 2006 Change 16% 9% 15% 6% Coal Natural Gas Oil Hydro Nuclear Compound Annual Growth Rate 1.1% 1.7% 2.9% 3.1% 5.3% Seaborne Coal Demand Growing 7% Annually

Recent Events Highlight Tight Supply-Demand Fundamentals "Australia Thermal Coal Prices Top $US 142 a Tonne" "China Coal Shortages Force 39 Plants to Shut Generation" "Lower Coal Exports from Russia Worsens Global Tightness" "South Africa May Limit Coal Exports to Ease Power Crisis" "India Lowers Supply Projection 13 MMT for Fiscal Year" "40 Major Coal Plants Planned in Europe Over Next Five Years" May 2008 News Stories

Roaring Demand And Straining Supply... Where Will the Coal Come From? Source: Barlow Jonker, Peabody Analysis. Indonesia S. Africa Russia Colombia China U.S. Vietnam 2007 Total Exports (million tonnes) Australia Canada Kazakhstan Poland Venezuela Coal chain recovering, expanding Exports down 3% year-to-date Keeping more coal at home; "Will not fill void" Massive 45 MT inventory rebuild needed Exports increased 6 MT to 65 MT for Europe Raised export tax 50%, limiting exports for home needs Opportunities to increase exports 20 to 30 MT in 2008 Very low stockpiles and multiple supply issues Limited met coal exports due to rail and geology Declining exports in 2007 for fifth successive year Increasing production to satisfy domestic demand Government renegotiating customer agreements Export Growth Potential

Benchmark Australia Coal Prices Significant Leverage to Strong Seaborne Thermal and Metallurgical Coal Markets Australia Volumes Subject to New Pricing 6.5-7.5 15-18 Recently priced and unpriced Australia volumes as of April 22, 2008 earnings release. Met comprises a range of metallurgical coal qualities. Million Short Tons 21-24 Thermal/ Newcastle High Quality Hard Coking 1/07 5/08 1/07 5/08 $52 $125 $300 $98 U.S. Dollars Per Tonne +206% +142%

Peabody's Australia Platform: A Breakout Year in 2008 2008 targeted EBITDA from Australia could reach BTU's total 2007 EBITDA Peabody's strong Australian cash flows offer rapid payback of recent investments One of largest U.S.-based met producers ~10 million tons of metallurgical coal shipments 15 to 18 million tons of Australia met and thermal available for 2009 pricing Performance Expected to Ramp in 2008

Peabody's Global Operations and Trading Leverage Record-Setting Markets Operations Trading & Local Offices Countries Served Ports BTU Clean Coal Projects Coal Exports Domestic Sales St. Louis London Beijing Sydney

U.S. Net Exports Expected to Quadruple Over Two Years Net exports grow due to global coal shortages, European demand, weak dollar and reduced U.S. imports Q1 sees inventories decline; normally stockpiles build in Q1 Creates pull to PRB and Colorado markets Peabody exports coal from CAPP, NAPP, Illinois Basin, Colorado and PRB U.S. Exports (Est.) Source: National Mining Association, International Coal Review Monthly, January 2008 and Peabody estimates. 13 23 52 U.S. Net Exports 59 83 49

API 2 (Implied Delivered to Europe, per tonne): $165.00 Implied CAPP Price at East Coast Port (ton): $128.65 CAPP NAPP Netback $106.35 $113.90 Market $111.75 $105.50 Lower/Upper Ohio River Plant Netback to... PRB Illinois Netback FOB $/Ton $29.30 $76.65 Current Price $18.50 $69.00 OPPORTUNITY $10.80 $7.65 (Unscrubbed) (Scrubbed) Source: Index prices for Cal'09 and Peabody analysis. Assumes GAR for CAPP 12,500 1.6 lb. SO2, NAPP 13,000 4.0 lb. SO2, PRB 8,800 0.8 lb. SO2; and Illinois 12,000 Btu 5.0 lb. SO2. Transportation to Upper Ohio River of $42/ton, $10/ton and $6/ton for PRB, Illinois and CAPP, respectively. Updated May 28, 2008. International Markets Create Major Flow-Back Opportunities

PRB Markets Strengthen from Pull of Exports and Domestic Growth OTC PRB 8800 Prices 2009 published PRB prices up 150% over 2007 Peabody has best U.S. volume leverage over next several years Unpriced U.S. volumes: 2009: 60 - 70 Million 2010: 120 - 130 Million Source: Industry estimates for PRB 8,800 2009 delivery. Updated May 28, 2008. Unpriced U.S. volumes as of April 22, 2008 earnings release. 2007 Market 2009 Market +155% 04/03/08 01/02/07

Robust Long-Term Demand As All Regions Pursue New Coal-Fueled Generation Growth through 2030. Amounts in million short tons. Source: U.S. Department of Energy, Energy Information Administration, International Energy Outlook 2006. International Energy Agency. Projected Australia export flow for 2004-2030. Long-Term Coal Demand Forecasts Continue to Rise

Coal Use Expected to Accelerate Over Next Several Decades Million Kilowatt Hours Coal Nuclear Natural Gas Renewables Petroleum U.S. Electric Power Generation by Fuel Type Source: Energy Information Administration, Annual Energy Outlook 2008.

PEABODY'S KEY FOCUS AREAS

Peabody: Outstanding Position to Serve Growth Markets #1 in Powder River Basin #1 in Colorado #1 in Illinois Basin #1 Exporter of U.S.-based companies #1 U.S. Coal Trader Expanding Australian Volumes Leading Global Coal Trader

Peabody Taking Decisive Steps To Benefit From Accelerating Global Coal Markets Improving productivity and costs Expanding access to high- growth, high-margin markets Improving capital efficiency Pursuing long-term operating, trading and joint-venture opportunities Advancing clean coal projects including Btu Conversion Key 2008 Focus Areas

Significant Capital Investments Delivering Productivity And Cost Improvements 2007 full-year data per Platts Energy Advantage. Source: U.S. Department of Labor Mine Safety & Health Administration. Peabody's North Antelope Rochelle Most Productive U.S. Coal Mine Peabody U.S. Industry 3Q07 4Q07 Surface Underground 2Q07 1Q07 +10% Productivity in 2nd Half 120.7 133.3

New Capital Projects Raise Productivity and Boost Production Examples: PRB Conveyor, North Wambo, El Segundo

Peabody's Australian Portfolio Provides Major Product and Port Diversity 21.4 million tons in 2007, up from 6.1 million in 2004 2008 target: 22 - 24 million tons Growing to 30 - 35 million tons with rail/port increases

Peabody is the Global Leader in Clean Coal Solutions BTU is the only non-Chinese equity partner in GreenGen, China's centerpiece commercial climate initiative BTU is a long- standing supporter of the Vision 21 and FutureGen clean coal projects BTU is a member of Australia's Coal21 Fund to advance near-zero emissions through technologies such as oxyfuel Advancing Signature Climate Projects in U.S., China and Australia

Continental U.S. Proven Oil Reserves 119 185 Peabody's Proven and Probable Coal Reserves Continental U.S. Natural Gas Reserves Largest U.S. Oil Company 179 128 Source: Annual reports for selected energy companies, Energy Information Administration's U.S. Crude Oil, Natural Gas, and Natural Gas Liquids Reserves. Continental U.S. Oil and Natural Gas Reserves exclude Federal Offshore. In an Energy-Short World, BTU's Energy Reserves Are Unmatched Energy Value in Quadrillion Btus BTU Has Multiple 100+ Million-Ton Sites to Fuel Btu Conversion Largest U.S. Natural Gas Company 17

Source: Company filings and reports. Market capitalization as of May 9, 2008. Btu Conversion = Value Conversion as We Narrow the Energy Valuation Gap Market Capitalization on Btu-Equivalent Basis ConocoPhillips Anadarko Chevron Apache BP ExxonMobil Peabody Shell

EBITDA (in Millions) Growing Global Platform = Enormous Financial Strength Reflects results from continuing operations (Unaudited). 2008 Targets per April 22, 2008 earnings release. The New BTU: Accelerating to New Heights $422 2008 Target $1,500- $1,800 $273 $300- $400 2Q08 1Q08 Revenue growth from higher-priced sales commitments Global expansion in high-demand, high-margin regions Unmatched, diversified reserve base Emerging markets from Btu Conversion

RBC CAPITAL MARKETS ENERGY CONFERENCE June 2, 2008 Vic Svec Senior Vice President Investor Relations & Corporate Communications

Australia Supplemental Sales Analysis
Australia Sales Estimates
(Short Tons in Millions)

	2Q - 4Q 2008		1Q 2009		2Q - 4Q 2009		Calendar 2009
Price/
	Price/ Ton	Tons	Price/ Ton	Tons	Price/ Ton	Tons	Ton	Tons
Metallurgical Coal
Current/Future Pricing	$200-270	4.5 - 5.0	$200-270	2.0 - 2.5	TBD	6.5 - 7.5	TBD	8.5 - 10.0
Previously Priced	75 - 85	1.0 - 1.5	—	—	—	—	—	—

Total Seaborne Met		5.5 - 6.5		2.0 - 2.5		6.5 - 7.5		8.5 - 10.0

Thermal Coal
Current/Future Pricing	$90-110	2.0 - 2.5	$90-110	1.0 - 1.5	TBD	6.0 - 6.5	TBD	7.0 - 8.0
Previously Priced	40 - 55	4.5 - 5.0	40 - 55	1.0 - 1.3	$40-55	1.0 - 1.5	$40-55	2.0 - 2.8

Total Seaborne Thermal		6.5 - 7.5		2.0 - 2.8		7.0 - 8.0		9.0 - 10.8

Total Domestic Thermal	N/A	4.5 - 5.0	N/A	1.5 - 2.0	N/A	4.0 - 4.5	N/A	5.5 - 6.5

Total Australia Sales		16.5 - 19.0		5.5 - 7.3		17.5 - 20.0		23.0 - 27.3

All values on a short ton basis (i.e.: high quality hard coking coal at $300 per metric ton equals $270 per short ton).
Price per ton will vary based on qualities.
Pricing for domestic sales not provided due to confidentiality requirements in customer contracts.
Estimates for informational purposes only and subject to a number of uncertainties.
Please note the risk factors at the end of the release.
Targeted 2008 Australia Product Mix
2008 Target: 22 — 24 Million Tons
Metallurgical

High Quality Hard Coking Coal	10 - 15%
Hard Coking Coal	10 - 15%
Semi-Coking Coal	10 - 15%
PCI	2 - 5%
Thermal

Thermal Export	35 - 40%
Thermal Domestic	20 - 25%

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